UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
March 12, 2021
Date of Report (date of earliest event reported)
Medallia Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850
San Francisco, California, 94105
(Address of principal executive offices)
(650) 321-3000
(Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 12, 2021 (the “Closing Date”), Medallia, Inc., a Delaware corporation (the “Company”), completed the acquisition of 100% of the outstanding equity interests (the “Acquisition”) of Decibel Group London Limited, a company registered in England & Wales (“Decibel”), pursuant to the terms of a sale and purchase agreement, dated as of March 2, 2021, by and among the Company, Decibel, and certain holders of equity interests of Decibel, and a second sale and purchase agreement, dated as of March 12, 2021, by and among the Company, Decibel, and the holders of the remaining equity interests of Decibel. The aggregate purchase price paid for all of the equity interests of Decibel was approximately $162.5 million in cash, subject to customary adjustments. The Company funded the Acquisition from existing cash balances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2021

MEDALLIA, INC.

/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer